Exhibit 99.02



                  UNAUDITED PRO FORMA FINANCIAL INFORMATION

      The following unaudited pro forma condensed combined statement of income of Travelers Group Inc. (the "Company") for the year ended December 31, 1995, presents results for the Company as if the Company's acquisition of the domestic property and casualty insurance operations of Aetna Life and Casualty Company (the "Aetna P&C" operations) and transactions related to the funding of the acquisition, had occurred as of January 1, 1995. The accompanying unaudited pro forma condensed combined statement of financial position of the Company as of December 31, 1995 gives effect to the acquisition and related transactions as if they had occurred as of December 31, 1995. The unaudited pro forma financial information does not purport to represent what the Company's financial position or results of operations actually would have been had the acquisition and related transactions in fact occurred on the dates indicated, or to project the Company's financial position or results of operations for any future date or period. The pro forma adjustments are based on available information and certain assumptions that the Company currently believes are reasonable in the circumstances. The unaudited pro forma financial information should be read in conjunction with the accompanying notes thereto; the separate historical consolidated financial statements of the Company as of and for the year ended December 31, 1995 which are contained in the Company's annual report on Form 10-K for the fiscal year ended December 31, 1995; and the separate historical combined financial statements of Aetna P&C and its subsidiaries as of and for the year ended December 31, 1995, which are contained herein.

      The pro forma adjustments and pro forma combined amounts are provided for informational purposes only. The Company's financial statements will reflect the effects of the acquisition and related transactions only from the date such events occur. The pro forma adjustments are applied to the historical financial statements to, among other things, account for the acquisition as a purchase. Under purchase accounting, the total purchase cost will be allocated to the Aetna P&C assets and liabilities based on their fair values. Allocations are subject to valuations as of the date of the acquisition based on appraisals and other studies, which are not yet completed. Accordingly, the final allocations will be different from the amounts reflected herein. Although the final allocations will differ, the unaudited pro forma financial information reflects management's best estimate based on currently available information.

      Included in the historical results of Aetna P&C for the year ended December 31, 1995 are charges of $750 million ($488 million after tax) representing an addition to environmental-related claims reserves in the second quarter of 1995 and $335 million ($218 million after tax) representing an addition to asbestos reserves in the fourth quarter of 1995.

      As the Aetna P&C operations are integrated with the existing property and casualty insurance operations of the Company, management expects to realize, over a two-year period, $300 million ($195 million after tax) in annual cost savings from reduction of overhead expenses, changes in the corporate infrastructure of Aetna P&C and elimination of redundant expenses. There can be no assurance that the Company will achieve its expected cost savings. These expected future cost savings are not reflected in the unaudited pro forma financial information.

                     Travelers Group Inc. and Subsidiaries
      Unaudited Pro Forma Condensed Combined Statement of Financial Position
                            As of December 31, 1995
                            (in millions of dollars)


                                                                                            Pro Forma Adjustments
                                                                   Travelers              ------------------------
                                                                     Group     Aetna P&C    for the       for the     Pro Forma
Assets                                                             Historical  Historical Transactions   Offerings    Combined
- ------                                                             ----------  ---------- ------------   ---------    ---------
Cash and cash equivalents                                              $1,866     $1,137                                $3,003
Investments:
  Fixed maturities, primarily available for sale at market value       30,712     11,598         $710 (A)               42,993
                                                                                                  (27)(B)
  Equity securities, at market value                                      856        500                                 1,356
  Mortgage loans                                                        4,048      1,062         (166)(B)                4,944
  Real estate held for sale                                               321        265          (67)(B)                  519
  Policy loans                                                          1,888                                            1,888
  Short-term and other                                                  3,140        428         (200)(A)                3,368
- ------------------------------------------------------------------------------------------------------------------------------
      Total investments                                                40,965     13,853          250            0      55,068
- ------------------------------------------------------------------------------------------------------------------------------
Securities borrowed or purchased under agreements to resell            19,601                                           19,601
Brokerage receivables                                                   6,559                                            6,559
Trading securities owned, at market value                               8,984                                            8,984
Net consumer finance receivables                                        7,092                                            7,092
Reinsurance recoverables                                                6,461      5,277           (6)(B)               11,732
Value of insurance in force and deferred policy acquisition costs       2,172        306         (101)(B)                2,377
Cost of acquired businesses in excess of net assets                     1,928                   1,290 (B)                3,218
Separate and variable accounts                                          6,949                                            6,949
Other receivables                                                       3,564      1,187          (33)(B)                4,718
Other assets                                                            8,334      1,639            4 (A)      $10 (D)  10,533
                                                                                                  598 (B)
                                                                                                  (52)(B)
- ------------------------------------------------------------------------------------------------------------------------------
Total assets                                                         $114,475    $23,399       $1,950          $10    $139,834
==============================================================================================================================
Liabilities
- -----------
Investment banking and brokerage borrowings                            $2,955                                           $2,955
Short-term borrowings                                                   1,468                    $607 (A)                2,075
Long-term debt                                                          9,190        $35        3,443 (A)  ($2,650)(D)  10,964
                                                                                                               946 (D)
Securities loaned or sold under agreements to repurchase               20,619                                           20,619
Brokerage payables                                                      4,403                                            4,403
Trading securities sold not yet purchased, at market value              4,563                                            4,563
Contractholder funds                                                   14,535                                           14,535
Insurance policy and claims reserves                                   26,920     17,957          788 (B)               45,665
Separate and variable accounts                                          6,916                                            6,916
Accounts payable and other liabilities                                 11,028      1,526          478 (A)      562 (D)  14,062
                                                                                                  468 (B)
- ------------------------------------------------------------------------------------------------------------------------------
    Total liabilities                                                 102,597     19,518        5,784       (1,142)    126,757
- ------------------------------------------------------------------------------------------------------------------------------
ESOP Preferred stock - Series C                                           235                                              235
Guaranteed ESOP obligation                                                (67)                                             (67)
- ------------------------------------------------------------------------------------------------------------------------------
                                                                          168                                              168
TAP-Obligated Mandatorily Redeemable Preferred Securities
    of Subsidiary Trusts                                                                                       900 (D)     900
- ------------------------------------------------------------------------------------------------------------------------------
Stockholders' equity
- --------------------
Preferred stock                                                           800                                              800
Common stock                                                                4         30          (30)(C)                    4
Additional paid-in capital                                              6,785      1,477       (1,477)(C)      (28)(D)   6,757
Retained earnings                                                       5,503      2,061           47 (A)      280 (D)   5,830
                                                                                               (2,061)(C)
Treasury stock, at cost                                                (1,835)                                          (1,835)
Unrealized gain on investment securities and other, net                   453        313         (313)(C)                  453
- ------------------------------------------------------------------------------------------------------------------------------
    Total stockholders' equity                                         11,710      3,881       (3,834)         252      12,009
- ------------------------------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                           $114,475    $23,399       $1,950          $10    $139,834
==============================================================================================================================

See Accompanying Notes

                              Travelers Group Inc.
    Notes to Unaudited Pro Forma Condensed Combined Statement of Financial
                                    Position
                            (in millions of dollars)

A. The following pro forma adjustments reflect the funding of the acquisition, the formation of a subsidiary, Travelers/Aetna Property Casualty Corp. ("TAP"), comprised of the Company's present property and casualty operations together with the Aetna P&C operations, and a contribution to TAP's capital. Together these are referred to as the Transactions:

       Sources
       -------

       Issuance of long-term debt                                  $3,443

             Related issuance costs                                   (4)

       Short-term borrowings                                          607

       Proceeds from issuance and sale of TAP's common
       stock to private investors representing an
       approximately 8% interest in TAP's common equity
       ($478 to minority interest and $47 gain on sale of
       subsidiary stock)                                              525

       Short-term investments                                         200
                                                                      ---

                         Total sources                             $4,771
                                                                   ------

       Uses
       ----

       Purchase price for Aetna P&C                                $4,061

       Additional capital contribution to TAP (invested in
          fixed maturities)                                           710
                                                                      ---

                         Total uses                                $4,771
                                                                   ------



   The above pro forma presentation does not reflect the planned issuance of long-term debt securities, trust preferred securities and common stock in an initial public offering by TAP (the "Offerings"). The above pro forma presentation reflects bridge financing with a five-year term borrowed by TAP under a revolving credit facility with a group of banks in the amount of $2.65 billion. See Note D for information concerning the Offerings.

B. The following pro forma adjustments result from the allocation of purchase price of the acquisition based on fair value of the underlying net assets acquired. The amounts and assumptions related to the primary adjustments are as follows:

      Assets                                            Debit (Credit)
      ------                                            --------------

       Discount allocated to investments in
       fixed maturities based on the fair value
       of the investments                                       $(27)

       Adjustment of carrying amount of
       investments in mortgage loans based on
       fair value of underlying collateral
       reflecting the Company's sales strategy                 $(166)

       Adjustment of carrying amount of real
       estate to fair value reflecting the
       Company's sales strategy                                 $(67)

       Adjustment to deferred acquisition costs
       to reflect the Company's policy of deferring
       only commissions and premium taxes on sale of
       property and casualty insurance policies                $(101)

       Excess of purchase price for the
       acquisition over fair value of net
       assets acquired                                        $1,290

       Adjustment to reflect the net deferred
       tax benefit of purchase accounting
       adjustments                                              $598

       Adjustments to reinsurance recoverables,
       other receivables and other assets                       $(91)

       Liabilities
       -----------

       Adjustments to insurance policy and claims reserves:

          Adjustment to reserves for cumulative
          injury claims based on preliminary results
          of an ongoing study                                  $(500)

          Adjustment to reserves for financial
          guarantees based on the fair value of
          underlying collateral reflecting the Company's
          strategy as to resolution                             (187)

          Other                                                 (101)
                                                             --------

                Total adjustments                            $  (788)
                                                             --------

      Adjustments to accounts payable and other liabilities:

          Amount allocated to liabilities for
          estimated cost of restructuring businesses
          acquired, primarily relating to severance
          costs and leases                                     $(250)

          Adjustment to the liability for loss
          based assessments for second injury funds             (124)


          Other                                                  (94)
                                                               ------

                   Total adjustments                           $(468)
                                                               -----


   C. Adjustment to eliminate the Aetna P&C stockholder's equity

   D. The following pro forma adjustments reflect the Offerings:

       Issuance of long-term debt                              $ 946
         Related issuance costs                                  (10)

       Issuance of TAP-Obligated Mandatorily
         Redeemable Preferred Securities of Subsidiary
         Trusts                                                  900
         Related issuance costs                                  (28)

       Issuance of common stock of TAP
         Minority interest                                       562
         Gain on sale of subsidiary stock                        280
                                                                 ---
                                                              $2,650
                                                              ======
       Decrease in long-term debt due to
       repayment of bridge financing                         $(2,650)
                                                             =======

                                     Travelers Group Inc.
                    Unaudited Pro Forma Condensed Combined Statement of Income
                               For the Year Ended December 31, 1995
                         (in millions of dollars, except per share amounts)

                                                                                Pro Forma Adjustments
                                                        Travelers               ------------------------
                                                          Group     Aetna P&C     for the       for the     Pro Forma
                                                        Historical  Historical  Transactions   Offerings    Combined
                                                        ----------  ----------  ------------   ---------    --------
REVENUES
Insurance premiums                                         $4,977       $4,118                                  $9,095
Commissions and fees                                        2,874                                                2,874
Interest and dividends                                      4,355          902         ($35)(a)                  5,268
                                                                                         46 (b)
Finance related interest and other charges                  1,119                                                1,119
Principal transactions                                      1,016                                                1,016
Asset management fees                                       1,052                                                1,052
Other income                                                1,190          281                                   1,471
- ----------------------------------------------------------------------------------------------------------------------
    Total revenues                                         16,583        5,301           11            0        21,895
- ----------------------------------------------------------------------------------------------------------------------
EXPENSES
Policyholder benefits and claims                            5,017        4,232                                   9,249
Non-insurance compensation and benefits                     3,442                                                3,442
Insurance underwriting, acquisition and operating           1,912        1,475            8 (a)                  3,395
Interest                                                    1,956                       298 (c)    ($122)(e)     2,132
Provision for credit losses                                   171                                                  171
Other operating                                             1,544                                                1,544
- ----------------------------------------------------------------------------------------------------------------------
    Total expenses                                         14,042        5,707          306         (122)       19,933
- ----------------------------------------------------------------------------------------------------------------------
Loss on sale of subsidiaries and affiliates                   (20)                                                 (20)
- ----------------------------------------------------------------------------------------------------------------------
Income (loss) before income taxes and minority interest     2,521         (406)        (295)         122         1,942
Provision for income taxes (tax benefits)                     893         (163)         (92)(g)       43 (g)       681
Minority interest, net of income taxes                                                   (4)(d)      (52)(f)       (56)
- ----------------------------------------------------------------------------------------------------------------------
Income (loss) from continuing operations                   $1,628        ($243)       ($207)         $27        $1,205
======================================================================================================================


NET INCOME PER SHARE OF COMMON STOCK AND
  COMMON STOCK EQUIVALENTS:
Continuing operations                                       $4.86                                                $3.53
======================================================================================================================
Weighted average common shares outstanding
    and common stock equivalents (millions)                 317.4                                                317.4
======================================================================================================================

See Accompanying Notes

                              Travelers Group Inc.
        Notes to Unaudited Pro Forma Condensed Combined Statement of Income
                            (in millions of dollars)


(a)Principal adjustments resulting from the allocation of purchase price based on fair value of underlying net assets, as follows:

                                             Increase (decrease)
                                               in income before
                                             federal income taxes
                                             --------------------


   Interest and dividends:

      Amortization of premium
        allocated to investments on a level
        yield basis over the life of the
        investments                                 $ (35)
                                                    ======

   Insurance underwriting, acquisition and
      operating:

      Amortization of liability for
        loss based assessments for second
        injury funds                                  $26

      Amortization of excess of
        purchase price over the fair value
        of net assets acquired,over 40 years          (32)

      Other                                            (2)
                                                       --
                                                      $(8)
                                                      ====

   See Note B of Notes to the Unaudited Pro Forma Condensed Combined Statement of Financial Position for additional information.

(b)Pro forma adjustment to reflect the change in interest and dividends resulting from the surplus capital contribution by the Company of $710 to TAP, the proceeds of which are assumed to be invested in fixed maturities at a rate of 6.5%.

(c)Pro forma adjustments to reflect interest expense relating to the acquisition as follows:

   Interest expense at 7% on bridge
     financing including amortization of
     issuance costs                                   $190

   Interest expense at 7% on other
     long-term debt including amortization
     of issuance costs                                  69

   Interest expense at 6.5% on
     short-term borrowings                              39
                                                        --
                                                      $298
                                                      ====

(d)Pro forma adjustment to reflect minority interest resulting from the sale of approximately 8% of TAP's common stock to private investors.

(e)Pro forma adjustments to reflect the change in interest expense resulting from the Offerings:

   Interest expense at 7% on
     long-term debt including
     amortization of issuance costs                    $68

   Reduction of interest expense at
     7% for repayment of bridge financing             (190)
                                                      ----
                                                     $(122)
                                                     =====

(f)Pro forma adjustment to reflect minority interest resulting from the sale of an additional 9% of TAP's common stock in an initial public offering and after tax preferred dividends of the TAP-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts.

(g)Adjustment to reflect the income tax effects of (a), (b), (c) and (e) above.

The pro forma information is not necessarily indicative of future consolidated results of operations.

Included in the historical results of Aetna P&C for the year ended December 31, 1995 are charges of $750 ($488 after tax) representing an addition to environmental-related claims reserves in the second quarter of 1995 and $335 ($218 after tax) representing an addition to asbestos reserves in the fourth quarter of 1995.

As the Aetna P&C operations are integrated with the existing property and casualty insurance operations of the Company, management of the Company expects to realize, over a two-year period, $300 ($195 after tax) in annual cost savings from reduction of overhead expenses, changes in the corporate infrastructure of Aetna P&C and elimination of redundant expenses. There can be no assurance that the Company will achieve its projected cost savings. These future cost savings are not reflected in the Unaudited Pro Forma Financial Information.